UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005

SOUTHERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

417 Lackawanna Avenue
Scranton, Pennsylvania	18503-2013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 614-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 21, 2005, the Board of Directors (the “Board”) of Southern Union Company (the “Company”) elected Allan D. Scherer, as a director effective immediately.  Subsequently, on December 27, 2005, the Company issued a press release announcing Mr. Scherer’s election to the Board.  A copy of the press release is filed as Exhibit 99.a to this report and is incorporated herein by reference in response to this Item 5.02.

ITEM 8.01                                       Other Events

On December 21, 2005, the Company’s Board approved an annual cash dividend on the Company’s common stock of $0.40 per share.  Subsequently, on December 27, 2005, the Company issued a press release regarding the cash dividend.  A copy of the press release is filed as Exhibit 99.a to this report and is incorporated herein by reference in response to this Item 8.01.

ITEM 9.01.                                    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit

99.a	Press Release issued by Southern Union Company dated December 27, 2005

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union’s Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)

Date: December 27, 2005	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President – Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.a	Press Release issued by Southern Union Company dated December 27, 2005